UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, the Board of Directors (the "Board") of Fibrocell Science, Inc. (the "Company" or "Fibrocell") adopted, subject to stockholder approval, an amendment to the Company's 2009 Equity Incentive Plan, as amended (the "2009 Plan"), to (i) increase the number of authorized shares of common stock available for issuance under the 2009 Plan from 5,600,000 to 7,600,000, and (ii) establish an annual limit of 1,500,000 shares as the maximum number of shares underlying awards that can be granted under the 2009 Plan to any individual in a calendar year. On June 22, 2016, this amendment was approved by stockholders at the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting").

The foregoing summary description of the amendment to the 2009 Plan is qualified in its entirety by reference to the actual terms of the amendment and the full text of the 2009 Plan, which are attached as Annex A to the Company's 2016 Proxy Statement, as filed with the Securities and Exchange Commission on April 29, 2016 (the "Proxy Statement").

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2016, Fibrocell held its Annual Meeting of Stockholders. As of April 25, 2016, the record date for the Annual Meeting, there were 43,898,785 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 38,831,076, or 88.5%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held and cumulative voting for directors is not permitted. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors

The Company’s stockholders elected Ms. St.Clare and Messrs. Mazur and Swirsky to the Board, each to serve as Class I directors until the Company’s 2019 Annual Meeting or until his or her successor is duly elected and qualified. The voting on this proposal is set forth below:

Shares Voted:	For	Withheld	Broker Non-Votes
Marc Mazur	30,122,561	216,583	8,491,932
Christine St.Clare	30,171,943	167,201	8,491,932
Douglas J. Swirsky	30,174,069	165,075	8,491,932

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting (i) the Class II directors serving until 2017 are Julian Kirk and Marcus Smith, and (ii) the Class III directors serving until 2018 are David Pernock and Kelvin D. Moore.

Proposal 2. Amendment to the Company's 2009 Equity Incentive Plan

The Company’s stockholders approved the adoption of an amendment to the Company's 2009 Equity Incentive Plan, as amended, to (i) increase the number of authorized shares available for issuance under the 2009 Plan from 5,600,000 to 7,600,000 and (ii) establish an annual limit of 1,500,000 shares as the maximum number of shares underlying awards that may be granted under the 2009 Plan to any individual in a calendar plan. The voting on this proposal is set forth below:

Shares Voted:	For	Against	Abstentions	Broker Non-Votes
Amendment to 2009 Equity Incentive Plan	29,024,932	1,279,173	35,039	8,491,932

Proposal 3. Amendment to the Company's Restated Certificate of Incorporation

The Company’s stockholders approved the adoption of an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to issue from 100,000,000 to 150,000,000. The voting on this proposal is set forth below:

Shares Voted:	For	Against	Abstentions	Broker Non-Votes
Amendment to Restated Certificate of Incorporation	37,431,306	1,199,878	199,892	—

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting on this proposal is set forth below:

Shares Voted:	For	Against	Abstentions	Broker Non-Votes
Ratification of PricewaterhouseCoopers LLP	38,768,490	19,143	43,443	—

Proposal 5. Advisory Vote on Named Executive Officer Compensation

The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The voting on this proposal is set forth below:

Shares Voted:	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	30,152,291	127,235	59,618	8,491,932

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: June 27, 2016